Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

IDEX Corporation:

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement
No. 333-84036 of IDEX Corporation on Form S–3, of our reports dated January 15, 2002 and March 4, 2002, appearing in and incorporated by reference in the Annual Report on Form 10–K of IDEX Corporation for the year ended December 31, 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/S/    DELOITTE & TOUCHE LLP

Chicago, Illinois
April 16, 2002